                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         INDUSTRIES INTERNATIONAL, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                                  87-0522115
----------------------------------------    ------------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation ororganization)

 4/F. Wondial Building, Keji South 6 Road
Shenzhen High-Tech Ind. Park, Shennan Road
            Shenzhen, China                                  N/A
-------------------------------------------    --------------------------------
(Address of principal executive offices)                (Zip Code)

             Industries International, Incorporated 2003 Equity Incentive Plan
             ------------------------------------------------------
                            (Full title of the plan)

                                   Weijiang Yu
                    4/F. Wondial Building, Keji South 6 Road
                Shenzhen High-Tech Industrial Park, Shennan Road
                                 Shenzhen China
                                86-755-2698-3856

                                     CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)          SHARE (2)             PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                15,000,000             $1.40             $21,000,000            $1,698.90
----------------------- --------------------- -------------------- --------------------- --------------------

(1) 15,000,000 shares of common stock of Industries International, Incorporated are being registered for issuance pursuant to the 2003 Equity Incentive Plan.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sale prices reported on the Over-The-Counter Electronic Bulletin Board of the National Association of Securities Dealers, Incorporated on May 7, 2003.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Industries International, Incorporated 2003 Equity Incentive Plan of Industries International, Incorporated, a Nevada corporation (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, that the Registrant filed with the Commission on April 14, 2003, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The Current Report on Form 8-K/A that the Registrant filed with the Commission on April 22, 2003, which contains audited financial statements for the fiscal year ended December 31, 2002 for Broad Faith, Limited, the Registrant's wholly- owned subsidiary.

         (c) The Current Report on Form 8-K that the Registrant filed with the Commission on April 24, 2003, which contains a press release relating to the financial results for the fiscal year ended December 31, 2002 for Broad Faith, Limited, the Registrant's wholly-owned subsidiary.

         (d) The Current Report on Form 8-K that the Registrant filed with the Commission on May 7, 2003, which reports a change of the Registrant's independent auditor.

         (e) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on December 4, 2000, as amended (File No. 000-32053).

         (f) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.




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ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

          Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is judged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

          Section 78.7502 requires us to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

          Our Amended and Restated Articles of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, liability may not be eliminated or limited for any breach of a director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section
78.300 of the Nevada General Corporation Law, or for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Articles of Incorporation also require us to indemnify each person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, whether or not such action, suit or proceeding is by or in the right of the Company. The indemnity may be made only as authorized in the specific case upon a determination in the manner provided by law. Once such a determination is made, the amount of any indemnified expense must be paid by the Company in advance of the final disposition of the action, suit or proceeding.

          Article VI of our Bylaws requires us to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (including criminal and administrative proceedings) and appeals by reason of the fact that he is or was a director or officer. This indemnity extends to expenses (including attorneys' fees) actually or reasonably incurred by him in connection with the action, suit or proceeding, so long as he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company. If the matter is a criminal matter, then the director or officer must have had no reasonable cause to believe his conduct was unlawful. An officer or director may be indemnified in an action, suit or proceeding brought against the Company only if the action, suit or proceeding is authorized by the Board of Directors.

         Pursuant to Article VI of our Bylaws, in an action brought by or on behalf of the Company, we must indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (including criminal and administrative proceedings) and appeals thereof by reason of the fact that he is or was a director or officer. This indemnity also extends to expenses (including attorneys' fees) actually or reasonably incurred by him in connection with the action, suit or proceeding, so long as he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company. Irrespective of this right to indemnity, we are not obligated to indemnify any person who has been judged to be grossly negligent or who is liable for gross misconduct in his performance of his duty to the Company unless a court determines that, in view of all the circumstances, the person is entitled to indemnity. If the action, suit or proceeding is brought by an officer or director, he may be indemnified only if the action, suit or proceeding was authorized by the Board of Directors.




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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.0     Industries International, Incorporated 2003 Equity
                 Incentive Plan
         5.0     Opinion regarding legality
         23.1    Consent of Randy Simpson CPA, P.C.
         23.2    Consent of Richardson & Patel LLP (included in Exhibit 5.0)


ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong S.A.R., on this 9th day of May, 2003.

                                      INDUSTRIES INTERNATIONAL, INCORPORATED

                                      By: /s/ Dr. Kit Tsui
                                          --------------------------------------
                                          Dr. Kit Tsui, Chairman and Chief
                                          Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated:  May  9, 2003                 /s/ Dr. Kit Tsui
                                          --------------------------------------
                                          Dr. Kit Tsui, Chairman and Chief
                                          Executive Officer

Dated:  May  9, 2003                 /s/ Weijiang Yu
                                          --------------------------------------
                                          Mr. Weijiang Yu, Director and
                                          President

Dated:  May  9, 2003                 /s/ Zhiyong Xu
                                          --------------------------------------
                                          Mr. Zhiyong Xu, Director and Secretary

Dated:  May  9, 2003                 /s/ Guoqiong Yu
                                          --------------------------------------
                                          Ms. Guoqiong Yu, Chief Financial
                                          Officer and Treasurer